Exhibit 99.1

Contact:	Candace Leeds V.P. of Public Affairs (212) 521-2416 Darren Daugherty Investor Relations (212) 521-2788

Loews Corporation Elects Ken Miller
To Its Board of Directors

NEW YORK, August 12, 2008 -- Loews Corporation (NYSE:L) reported today that Ken Miller has been elected a director of Loews. Mr. Miller is the Chief Executive Officer and President of Ken Miller Capital, LLC, a closely held merchant banking firm which invests in businesses at all stages of development, as well as advises third parties on transactions. Mr. Miller has previously served as Senior Advisor at Lehman Brothers and as Vice Chairman of Credit Suisse First Boston.

With the addition of Mr. Miller to its Board, Loews’s Board consists of eleven directors, eight of whom qualify as independent directors under applicable rules.

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Loews Corporation, a holding company, is one of the largest diversified corporations in the United States. Its principal subsidiaries are CNA Financial Corporation (NYSE: CNA), a 90% owned subsidiary; Diamond Offshore Drilling, Inc. (NYSE: DO), a 50.4% owned subsidiary; HighMount Exploration & Production LLC, a wholly owned subsidiary; Boardwalk Pipeline Partners, LP (NYSE: BWP), a 70% owned subsidiary; and Loews Hotels, a wholly owned subsidiary.

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